FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2014

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

This Current Report on Form 8-K is being filed to disclose the Third Amendment dated as of July 24, 2014 (“TDS Third Amendment”) to the Revolving Credit Agreement dated December 17, 2010 (“TDS Revolving Credit Agreement”) by and among Telephone and Data Systems, Inc. (“TDS”) as Borrower, on the one hand, and Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, on the other hand (collectively, “Lender Parties”).

As previously disclosed, the TDS Revolving Credit Agreement permits TDS to borrow up to $400,000,000 from time to time.  A description of the TDS Revolving Credit Agreement (prior to the amendments described below), and a description of any material relationships between TDS and its affiliates and any of the other parties to the Revolving Credit Agreement, are included in TDS’ Form 8-K dated December 17, 2010 and are incorporated by reference herein.

Subsequently, TDS and the Lender Parties entered into a First Amendment to the Revolving Credit Agreement dated as of September 2, 2011 (which reduced the applicable rates on the commitment and borrowings) and a Second Amendment to the Revolving Credit Agreement dated as of December 13, 2012 (which extended the maturity date from December 2015 to December 2017).

The continued availability of the TDS Revolving Credit Agreement requires TDS to comply with certain negative and affirmative covenants, including certain financial covenants.  The financial covenants include requirements to satisfy a Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) and a Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA).

In order to provide TDS with more financial flexibility, TDS and the Lender Parties negotiated and entered into the TDS Third Amendment to amend the Consolidated Leverage Ratio covenant in Section 7.10(b) of the TDS Revolving Credit Agreement.  No change was made to the Consolidated Interest Coverage Ratio covenant.

The following identifies changes made to the Consolidated Leverage Ratio covenant in Article VII of the Revolving Credit Agreement by the TDS Third Amendment (the following shows additions underlined  and deletions are shown in [~~brackets~~]):

 “So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

. . .

7.10                Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 3.00 to 1.00

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than [~~3.00 to 1.00.]~~ the ratios indicated for each period specified below:

Period                                                                                                     Ratios

From July 1, 2014 through December 31, 2015                                                              3.75 to 1.00

From January 1, 2016 through June 30, 2016                                                                 3.50 to 1.00

From July 1, 2016 through December 31, 2016                                                              3.25 to 1.00

From January 1, 2017 and thereafter                                                                               3.00 to 1.00”

In addition, certain technical amendments were also made by the TDS Third Amendment. The foregoing brief description is qualified by reference to the copy of the TDS Third Amendment attached hereto as Exhibit 4.1, which is incorporated herein by reference, and which identifies the Lender Parties thereto.

Currently, there are no borrowings under the TDS Revolving Credit Agreement except for approximately $0.3 million relating to letters of credit.

Also, on July 24, 2014, TDS’ subsidiary, United States Cellular Corporation (“U.S. Cellular”), entered into a third amendment to its $300,000,000 Revolving Credit Agreement to make similar changes, as disclosed in U.S. Cellular’s Current Report on Form 8-K dated July 24, 2014, which is incorporated by reference herein. A copy of the Third Amendment to the U.S. Cellular Revolving Credit Agreement that is attached as Exhibit 4.1 to such Form 8-K is incorporated by reference herein as Exhibit 4.2.

Currently, there are no borrowings under U.S. Cellular’s Revolving Credit Agreement except for approximately $17.5 million relating to letters of credit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	July 25, 2014

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
4.1	TDS Third Amendment dated as of July 24, 2014 to the TDS Revolving Credit Agreement

4.2	Third Amendment dated as of July 24, 2014 to the U.S. Cellular Revolving Credit Agreement, is hereby incorporated by reference from U.S. Cellular’s Current Report on Form 8-K dated July 24, 2014